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            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LHC Group, Inc. 2005 Incentive Plan of our report dated March 11, 2005, with respect to the consolidated financial statements of LHC Group, Inc. included in its Registration Statement (Form S-1 No. 333-120792).

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                      /s/ Ernst & Young LLP


New Orleans, Louisiana
June 8, 2005